Exhibit 15.1

We have issued our report dated July 29, 2024, with respect to the consolidated financial statements included in this Annual Report on Form 20-F of ImmunoPrecise Antibodies Ltd. (the “Company”) for the year ended April 30, 2024, as filed with the United States Securities and Exchange Commission. We consent to the incorporation by reference of our report into the Registration Statements of the Company on Form F-3 (File No. 333-273197) and Form S-8 (File No. 333-256730).

/s/ GRANT THORNTON LLP

Houston, Texas

July 29, 2024